UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 28, 2014

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of a Material Definitive Agreement.

On October 28, 2014, the Company notified Platinum-Montaur Life Sciences, LLC (“Platinum-Montaur”) that it was terminating and irrevocably cancelling the Loan Agreement (the “Agreement”) between the Company and Platinum-Montaur dated as of August 31, 2012.  The termination is effective as of October 30, 2014.  As of October 28, 2014, there is no outstanding indebtedness (including, without limitation, for principal, interest, fees and expenses) or other obligations owed by Echo to Platinum-Montaur under or relating to the Agreement or any other agreement or instrument related to the Agreement (collectively, the “Loan Documents”), and all preexisting indebtedness and other obligations, if any, of Echo under or relating to the Agreement and the Loan Documents have been paid and satisfied in full.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: November 3, 2014	By: /s/ Charles T. Bernhardt
Charles T. Bernhardt
Interim Chief Financial Officer